UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K/A
___________

CURRENT REPORT

Pursuant to Section 13 OR 15(D) OF The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   September 8, 2008

SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	033-10456	56-2416925
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

6 Youpeng Road, Qufu, Shandong, China	273100
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(Zip Code)

Registrant’s telephone number, including area code: (86)537 4424999

Not applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

EXPLANATORY NOTE:

This Current Report on Form 8-K/A (the "Amended 8-K") is being filed to include the pro forma financial information required by Item 9.01(b) of the Form 8-K previously filed by the Registrant on September 8, 2008 (the “8-K”) and to include amendments to agreements included in the Form 8-K.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As previously disclosed, on June 30, 2008, QuFu Natural Green Engineering Co., Ltd., (“Qufu Natural Green”) a wholly owned subsidiary of Sunwin International Neutraceuticals, Inc. ("Sunwin" or the “Company”) entered into an Acquisition Agreement (the “Acquisition Agreement”) with Qufu Shengwang Stevia Biology and Science Co., Ltd., (“Qufu Shengwang”) and its shareholder Shandong Shengwang Group Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (“Shandong Group”).

Under the terms of the Acquisition Agreement, Qufu Natural Green agreed to acquire Shandong Group’s 60% interest in Qufu Shengwang for a price of $7,016,200 payable in cash at closing (the “Qufu Shengwang Acquisition”). Shandong Group is owned by Laiwang Zhang, the Company’s president and its chairman of the board of directors. The purchase price under the Agreement represents 60% of the value of the net tangible assets of Qufu Shengwang of $11,693,666, as of April 30, 2008.

As previously disclosed, on September 2, 2008, Qufu Natural Green amended its June 30, 2008 Acquisition Agreement (the “Amendment to Acquisition Agreement”) with Qufu Shengwang and Shandong Group. Under the terms of the Amendment to Acquisition Agreement, Qufu Natural Green agreed to acquire Shandong Group's 60% interest in Qufu Shengwang for $6,200,413 payable in cash at closing. The purchase price represented 60% of the revised value of the net tangible assets of Qufu Shengwang of $10,334,022 as of April 30, 2008.  Qufu Shengwang's net tangible assets were reduced from $11,693,666 to $10,334,022 as a result of the application of generally accepted accounting principles in the United States (“U.S. GAAP”) which required the elimination of the difference between the fair market value and cost basis of the land use rights recorded by Qufu Shengwang in its financial statements prior to completion of an audit of its financial statements as of April 30, 2008.

On November 18, 2008, Qufu Natural Green amended the June 30, 2008 Agreement with Qufu Shengwang and its shareholder, Shandong Group (the “Second Amendment to Acquisition Agreement”). Under the terms of the Second Amendment to Acquisition Agreement, Qufu Natural Green agreed to acquire Shandong Group's 60% interest in Qufu Shengwang for $4,026,851. The purchase price represents 60% of the revised value of the net assets of Qufu Shengwang of $6,711,418 as of April 30, 2008.  The net assets of Qufu Shengwang were further revised to account for a $698,115 decrease in the value of inventory and a $2,924,489 decrease in the value of intangible assets as of April 30, 2008.

Item 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

As previously disclosed on June 30, 2008, the Company entered into a Stock Sale and Purchase Agreement (“Stock Sale Agreement”) with Shandong Group to purchase up to 29,000,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) at a price of $.25 per share upon completion of the Qufu Shengwang Acquisition (the “Stock Sale Agreement”).

As previously disclosed, as a result of the Amendment to Acquisition Agreement, on September 2, 2008, the Company entered into an Amendment to the Stock Sale Agreement to sell up to 29,525,776 Shares to Shandong Group at a price of $.21 per share upon completion of the Qufu Shengwang Acquisition (the “Amendment to Stock Sale Agreement”).  In addition, the Amendment to Stock Sale Agreement provides that in the event Qufu Shengwang does not earn a minimum of $5,000,000 in net income as determined in accordance with U.S. GAAP (the "Target Amount") over a period of 36 consecutive months beginning the first day of the month following the closing of the Qufu Shengwang Acquisition (the "Earnings Target Period"), Shandong Group is obligated to return a number of Shares equal to an amount computed by multiplying (i) a fraction, the numerator of which is the Target Amount less the amount of Qufu Shengwang's net income earned over the Earnings Target Period and the denominator is the Target Amount; by (ii) the number of Shares Stock purchased by Shandong Group under the Stock Sale Agreement.

As a result of the Second Amendment to Acquisition Agreement, on November 18, 2008, the Company entered into a second amendment to the Stock Sale Agreement to reduce the total number of Shares to be purchased by Shandong Group from 29,525,776 to 19,175,480 at a price of $.21 per share (the “Second Amendment to Stock Sale Agreement”). As a result of the Second Amendment to Stock Sale Agreement, the Company will cancel 10,350,296 Shares issued to Shandong Group and refund to Shandong Group $2,173,562 reflecting the difference between the purchase price of $6,200,413 under the Amendment to Stock Sale Agreement and the purchase price of $4,026,851 for the Shares under the Second Amendment to the Stock Sale Agreement.  The 19,175,480 Shares purchased by Shandong Group represents approximately 22% of the issued and outstanding shares of common stock of the Company prior to the transaction.

Item 8.01	Other Events

Following is a brief discussion regarding the business and operations of Qufu Shengwang:

Overview

Qufu Shengwang Stevia Biology and Science Co., Ltd. (“Qufu Shengwang”) is a Chinese limited liability company formed in August 2007 as a foreign invested entity by Shandong Group and Korea Stevia Co., Ltd. (“Korea Stevia”).

Qufu Shengwang manufactures, sells and distributes stevioside based animal feed additives and fertilizers.  Stevioside is a 100% natural sweetener extracted from the leaves of the stevia rebaudiana plant, a green herb plant of the Aster/Chrysanthemum family.  Qufu Shengwang sells products in the provinces of Shandong, Heilongjia, and Liaoning in China to farmers of vegetables, fruits, flowers, and livestock.

Employees

Qufu Shengwang has 47 fulltime employees working in the following departments.

Department	Amount

Management	1
Sales	20
Production	19
Accounting	2
Administration	5
Total	47

Property

Qufu Shengwang operates from its 88,000 square-foot plant located at 6 Shengwang Ave, Shuyuan Economic Zone of Qufu City, Shangdong Province, China.  The facility, owned by Qufu Shengwang, includes 24,500 square-feet of manufacturing space, a 35,000 square foot warehouse, and 29,000 square feet of office space.  The facility has an annual production capacity of 500 metric tons of fertilizers and animal feeds.  Qufu Shengwang occupies this facility pursuant to land use rights which expire in March 2054.  Qufu Shengwang acquired the land use right in February 2008 which is valued at $2,315,675 (RMB 16,200,000), based on the exchange rate as of April 30, 2008).

Management

Jeong Ill-Hwan, General Manager

Mr. Jeong Ill-Hwan, 45, serves as General Manager of Qufu Shengwang since it was established in August 2007.  Mr. Ill-Hwan is also the founder and Chairman of Korea Stevia, the 40% shareholder of Qufu Shengwang. Korea Stevia was founded in February 2001 and focuses on stevia-based food additives, agricultural fertilizers, and feed additives for livestock and aquatic species.  From 1996 to 2000, Mr. Jeong Ill-Hwan was General Manager of Sei Shin Tech. Co., Ltd. that is a supplier of agricultural and livestock equipment.  From 1992 to 1995, Mr. Ill-Hwan was the director of the fiber trading department for Dai Keong Trading Co., Ltd.  Mr. Ill-Hwan obtained an Associate Degree in business administration with a concentration in agriculture and livestock in 2002 from Konkuk University, Seoul, Korea.

Certain Relationships and Related Party Transactions

On February 20, 2008, Shandong Group entered into an agreement with Korea Stevia whereby Korea Stevia guaranteed the value of certain inventory it contributed to the capital of Qufu Shengwang in connection with its formation.  The inventory guarantee agreement provides that in the event Qufu Shengwang is unable to sell the inventory Korea Stevia contributed to Qufu Shengwang or the sale price of such inventory is less than $362,782 (the “Guarantee Amount”), Korea Stevia will pay Qufu Shengwang the difference between the sales amount and the Guarantee Amount. Korea Stevia owns a 40% interest in Qufu Shengwang.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Included in this Current Report on Form 8-K/A are the audited financial statements of Qufu Shengwang for the period from August 20, 2007 (inception) to April 30, 2008 and the unaudited financial statements for the three months ended July 31, 2008.

(b)	Pro forma financial information.

The following pro forma financial information for the Company as required by Article 11 of Regulation S-X is filed herewith:

•	Pro forma Combined Balance Sheet at July 31, 2008 (unaudited)
•	Pro forma Combined Statement of Operations for the three months ended July 31, 2008 (unaudited), and
•	Pro forma Combined Statement of Operations for the fiscal year ended April 30, 2008.

(c)	The following exhibits are filed with this Current Report.

10.19
November 18, 2008 Second Amendment to Acquisition Agreement by and among QuFu Natural Green Engineering Co., Ltd. and Qufu Shengwang Stevia Biology and Science Co., Ltd. and Shandong Shengwang Group, Co., Ltd. dated as of June 30, 2008.

10.20	November 18, 2008 Second Amendment to Stock Sale And Purchase Agreement between Sunwin International Neutraceuticals, Inc. and Shandong Shengwang Group Co., Ltd. dated as of June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC.

Date: November 26, 2008	By:	/s/ Dongdong Lin
Name: Dongdong Lin
Title: President

QUFU SHENGWANG STEVIA BIOLOGY AND SCIENCE CO., LTD.

INDEPENDENT AUDITORS' REPORT

To the Members and Directors
Qufu Shengwang Biology and Science Co., Ltd.

We have audited the accompanying balance sheet of Qufu Shengwang Stevia Biology and Science Co., Ltd. (“Qufu Shengwang”) as of April 30, 2008, and the related statements of operations, members’ equity and cash flows for the period from August 20, 2007 (inception) to April 30, 2008. These financial statements are the responsibility of Qufu Shengwang’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Qufu Shengwang as of April 30, 2008, and the results of its operations and its cash flows for the period from August 20, 2007 (inception) to April 30, 2008 in conformity with accounting principles generally accepted in the United States of America.

	By:	/s/ Sherb & Co., LLP
Certified Public Accountants
Boca Raton, Florida November 19, 2008

QUFU SHENGWANG STEVIA BIOLOGY AND SCIENCE CO., LTD.
BALANCE SHEETS

	July 31, 2008	April 30, 2008
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$491,706	$605,553
Accounts receivable	7,860	-
Inventories, net	750,536	663,556
Consumption taxes receivable	36,976	36,993

Total Current Assets	1,287,078	1,306,102

PROPERTY AND EQUIPMENT (net of accumulated depreciation)	3,424,928	3,405,630
INTANGIBLE ASSETS (net of accumulated amortization)	2,355,927	2,315,675

Total Assets	$7,067,933	$7,027,407

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$229,381	$315,989

MEMBERS' EQUITY:
Paid-in capital	6,356,442	6,356,442
Retained earnings	(47,085)	(20,388)
Other comprehensive income - foreign currency	529,195	375,364
Total Members' Equity	6,838,552	6,711,418

Total Liabilities and Members' Equity	$7,067,933	$7,027,407

See notes to financial statements

QUFU SHENGWANG STEVIA BIOLOGY AND SCIENCE CO., LTD.
STATEMENTS OF OPERATIONS

	For the Three Months Ended July 31, 2008	For the Period From August 20, 2007 (Inception) to April 30, 2008
	(Unaudited)

NET REVENUES	$98,022	$-
COST OF REVENUES	63,398	-
GROSS PROFIT	34,624	-

OPERATING EXPENSES:
Selling expenses	7,166	2,388
General and administrative	55,189	20,502
Total Operating Expenses	62,355	22,890

LOSS FROM OPERATIONS	(27,731)	(22,890)

INTEREST INCOME	1,034	2,502

NET LOSS	(26,697)	(20,388)

OTHER COMPREHENSIVE INCOME:
Unrealized foreign currency translation gain	153,831	375,364

COMPREHENSIVE INCOME	$127,134	$354,976

See notes to financial statements

QUFU SHENGWANG STEVIA BIOLOGY AND SCIENCE CO., LTD.
STATEMENT OF MEMBERS' EQUITY

			Other	Total
	Paid-in	Retained	Comprehensive	Members'
	Capital	Earnings	Loss	Equity

Balance, August 20, 2007 (inception)	$-	$-	$-	$-

Initial Investment	6,356,442			6,356,442

Net loss		(20,388)		(20,388)
Foreign currency translation adjustment			375,364	375,364
Comprehensive (loss) income				354,976

Balance, April 30, 2008	6,356,442	(20,388)	375,364	6,711,418

Net loss (unaudited)		(26,697)		(26,697)
Foreign currency translation adjustment (unaudited)			153,831	153,831
Comprehensive (loss) income				127,134

Balance, July 31, 2008 (unaudited)	$6,356,442	$(47,085)	$529,195	$6,838,552

See notes to financial statements

QUFU SHENGWANG STEVIA BIOLOGY AND SCIENCE CO., LTD.
STATEMENTS OF CASH FLOWS

	For the Three Months Ended July 31, 2008	For the Period From August 20, 2007 (Inception) to April 30, 2008
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(26,697)	$(20,388)
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Depreciation expense	61,105	56,619
Amortization	12,792	-
Changes in assets and liabilities:
Accounts receivable and other receivable	(7,788)	-
Inventories	(71,096)	(291,639)
Accounts payable and accrued expenses	(93,011)	298,316
Taxes payable	859	(34,924)

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(123,836)	7,984

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(2,753)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash portion of initial capital investment	-	563,701

EFFECT OF EXCHANGE RATE ON CASH	12,742	33,868

NET (DECREASE) INCREASE IN CASH	(113,847)	605,553

CASH - beginning of period	605,553	-

CASH - end of period	$491,706	$605,553

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Non-cash capital contribution
Inventories	$-	$334,805
Property and equipment	$-	$3,271,775
Intangible assets	$-	$2,186,161

See notes to financial statements

QUFU SHENGWANG STEVIA BIOLOGY AND SCIENCE CO., LTD.
NOTES TO FINANCIAL STATEMENTS

NOTE 1-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Company

Qufu Shengwang Stevia Biology and Science Co., Ltd. (“Qufu Shengwang”) is a Chinese limited liability company formed on August 20, 2007 in the People’s Republic of China (the “PRC”), as a foreign invested entity by Shandong Shengwang Group Co., Ltd. (“Shandong Group”) a limited liability company organized under the laws of the PRC and Korea Stevia Co., Ltd. (“Korea Stevia”) a company organized under the laws of Korea. Upon formation of Qufu Shengwang, the ownership interest of Shandong Group and Korea Stevia was 60% and 40% respectively. Shandong Group and Korea Stevia contributed cash, inventory, property and equipment and intangible assets at the lower of their cost or market for their respective interest in Qufu Shengwang. Total initial contribution to Qufu Shengwang is as follows:

Cash	$563,701
Inventories	334,805
Property and equipment	3,271,775
Intangible assets	2,186,161
$6,356,442

Qufu Shengwang manufactures, sells and distributes stevioside based animal feed additives and fertilizers.  Stevioside is a 100% natural sweetener extracted from the leaves of the stevia rebaudiana plant.  These stevioside based fertilizers and animal feed additives offer nutritional benefits.  Qufu Shengwang sells products in the provinces of Shandong, Heilongjia, and Liaoning in the PRC.

Stevioside

The leaves of the stevia rebaudiana plant have been used for centuries to sweeten bitter beverages and to make tea in the plant’s native Paraguay.  Stevia is grown commercially in Brazil, Paraguay, Uruguay, Central America, Israel, Thailand and China.  The stevia rebaudiana plant was first introduced to China in 1977 and commercial harvesting of stevia started in the mid-1980’s. There are two major species of stevia grown in China; one was cultured by Chinese researchers and another was introduced from Japan.

Stevioside Animal Feeds

Stevioside based feed additives offer high nutritional value, natural sweetener for taste and fewer calories.  In addition, livestock populations are healthier, and have stronger immunity against diseases.

Stevioside Fertilizers

Stevioside fertilizers have been used as a substitute for chemical fertilizers, in the production of grains, fruits, vegetables, herbs, and plants.  Stevioside fertilizers can improve soil fertility, enhance immunity, and discompose harmful chemicals for plants while acting as a natural pesticide.  Furthermore, the fertilizers improve crop yields, taste, and appearance as well.

Industry Segment and Geographic Information

Qufu Shengwang operates in one business segment as defined under SFAS 131, “Segment Reporting”.  The business of Qufu Shengwang is located in and operates in China.

Unaudited Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The accompanying financial statements for the interim periods are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented. The financial statements represent the operations of Qufu Shengwang. These financial statements should be read in conjunction with the financial statements for period from August 20, 2007 (inception) to April 30, 2008 (“the 2008 Period”), and notes thereto, contained in this financial statement.  The results of operations for the three months ended July 31, 2008 are not necessarily indicative of the results for the full fiscal year ending April 30, 2009.

QUFU SHENGWANG STEVIA BIOLOGY AND SCIENCE CO., LTD.
NOTES TO FINANCIAL STATEMENTS - Continued

Summary of Significant Accounting Policies

The financial statements have been prepared on the historical cost basis, except for the certain financial instruments.  The principal accounting policies adopted are set out below.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Basis of Financial Statements

Qufu Shengwang maintains its records and prepares its financial statements in accordance with accounting principles generally accepted in China. Certain adjustments and reclassifications have been incorporated in the accompanying financial statements to conform to accounting principles generally accepted in the United States of America.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable consists primarily of amounts due to Qufu Shengwang from normal business activities. Qufu Shengwang maintains an allowance for doubtful accounts to reflect the expected non-collection of accounts receivable based on past collection history and specific risks identified within the portfolio.  If the financial condition of the customers were to deteriorate resulting in an impairment of their ability to make payments, or if payments from customers are significantly delayed, additional allowances might be required. Qufu Shengwang had no allowances for doubful accounts at July 31, 2008 or April 30, 2008.

Inventories

Inventories, consisting of raw materials, work in process, and finished goods related to Qufu Shengwang products, are stated at the lower of cost or market utilizing weighted average method.

Value Added Taxes (VAT)

The Company is required to charge and to collect for value added taxes (consumption taxes payable) on their sales. In addition, the Company pays value added taxes (consumption taxes receivable) on their primary purchases, recorded as a receivable. These amounts are netted for financial statement purposes. The total consumption taxes receivable as of July 31, 2008 and April 30, 2008 was $36,976 and $36,993, respectively.

Accounts Payable

Accounts payable indicates the cost of goods which have been delivered but for which Qufu Shengwang has not been presented a bill for payment.  Certain vendors will extend extended payment terms to Qufu Shengwang. Ordinarily purchases made by Qufu Shengwang are due upon demand upon the presentation of a billing statement.  None of the amounts are due to a related party.

Accounts payable and accrued expenses were $315,989 as of April 30, 2008.  As of July 31, 2008, accounts payable and accrued expenses were $229,381.  Such liabilities as of July 31, 2008 and April 30, 2008 included operating payables and other accrued expenses.

Property and Equipment

Property and equipment are stated at cost.  Depreciation and amortization are provided using the straight line method over the estimated economic lives of the assets, which are from five to thirty years.  Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized.  Expenditures for maintenance and repairs are charged to expense as incurred.  In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, Qufu Shengwang examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

QUFU SHENGWANG STEVIA BIOLOGY AND SCIENCE CO., LTD.
NOTES TO FINANCIAL STATEMENTS - Continued

Intangible Assets

Intangible assets consist of a land use right.  Land use right are stated at cost.  Amortization is provided using the straight line method over the estimated economic lives of the assets, which has an expiration date of March 14, 2054.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value.  For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses, loans and amounts due from related parties approximate their fair market value based on the short-term maturity of these instruments.

Revenue Recognition

Qufu Shengwang follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 and SAB Topic 13 for revenue recognition.  In general, Qufu Shengwang records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

Foreign Currencies

Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 52, “Foreign Currency Translation”, and are included in determining net income or loss.

For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S. dollars at the exchange rate prevailing at the balance sheet date.  Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the financial statements.  Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income or loss.

The reporting currency is the U.S. dollar.  The functional currency of Qufu Shengwang is the local currency, the Chinese dollar or Renminbi (“RMB”).  The financial statements of Qufu Shengwang are translated into United States dollars using end of period rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses.  Net gains and losses resulting from foreign exchange transactions are included in the statements of operations and were not material during the periods presented due to fluctuations between the RMB and the United States dollar.  The cumulative translation adjustment and effect of exchange rate changes on cash at April 30, 2008 was $375,364. The cumulative translation adjustment and effect of exchange rate changes on cash at July 31, 2008 was $153,831.

On July 21, 2005, the central government of China allowed the RMB to fluctuate, ending its decade old policy of valuation pegged to the U.S. dollar.  The new policy has resulted in a 2% approximate increase in value against the U.S. dollar.  Historically the Chinese government has benchmarked the RMB exchange ratio against the U.S. dollar, thereby mitigating the associated foreign currency exchange rate fluctuation risk.  Qufu Shengwang does not believe that its foreign currency exchange rate fluctuation risk is significant, especially if the Chinese government continues to benchmark the RMB against the U.S. dollar.

Income Tax

Income tax expense is based on reported income before income tax.  Deferred income tax reflect the effect of temporary differences between asset and liability amounts that are recognized for financial reporting purposes and the amounts that are recognized for income tax purposes.  These deferred taxes are measured by applying currently enacted tax laws.  Valuation allowances are recognized to reduce the deferred tax assets to the amount that is more likely than not to be realized.  In assessing the likelihood of realization, management considers estimates of future taxable income.

QUFU SHENGWANG STEVIA BIOLOGY AND SCIENCE CO., LTD.
NOTES TO FINANCIAL STATEMENTS - Continued

Comprehensive Income

Qufu Shengwang uses Statement of Financial Accounting Standards No. 130 (“SFAS 130”) "Reporting Comprehensive Income".  Comprehensive income is comprised of net income and all changes to the statements of members' equity, except those due to investments by members, changes in members’ equity and distributions to members.  For Qufu Shengwang, comprehensive income for the 2008 Period and the three months ended July 31, 2008 included net loss and foreign currency translation adjustments.

NOTE 2-INVENTORIES

Inventories consisted of the following:

	July 31, 2008	April 30, 2008
	(unaudited)
Raw materials	$31,110	$27,969
Work in process	335,217	240,147
Finished goods	21,427	40,800
Finished goods (from Korea Stevia)	362,782	354,640
	$750,536	$663,556

On February 20, 2008, Shandong Group entered into an agreement with Korea Stevia whereby Korea Stevia guaranteed the value of certain inventory (the “inventory guarantee”) it contributed to the initial capital of Qufu Shengwang in connection with the formation of Qufu Shengwang. The inventory guarantee provides that in the event Qufu Shengwang is unable to sell the inventory Korea Stevia contributed to Qufu Shengwang or the sale price of such inventory is less than $362,782 (the “Guarantee Amount”), Korea Stevia will pay Qufu Shengwang the difference between the sales amount and the Guarantee Amount. The inventory as of April 30, 2008 and July 31, 2008 reflects the market value for all inventory including the finished goods inventory from Korea Stevia.

NOTE 3-PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	Estimated Life	July 31, 2008	April 30, 2008
		(unaudited)
Buildings	10-30 years	$1,490,359	$1,456,912
Auto and Trucks	5 years	38,694	37,827
Manufacturing Equipment	5-10 years	1,997,076	1,949,542
Office Equipment	5-10 years	21,813	21,323
		3,547,942	3,465,604
Less: Accumulated Depreciation		(123,014)	(59,974)
		$3,424,928	$3,405,630

For the 2008 Period, depreciation expense amounted to $56,619.  For the three month period ended July 31, 2008, depreciation expense amounted to $61,105.

QUFU SHENGWANG STEVIA BIOLOGY AND SCIENCE CO., LTD.
NOTES TO FINANCIAL STATEMENTS - Continued

NOTE 4-INTANGIBLE ASSETS

Intangible assets consisted of the following:

	Estimated Life	July 31, 2008	April 30, 2008
		(unaudited)
Land Use Right	46 years	$2,368,836	$2,315,675
Less: Accumulated Amortization		(12,909)	-
		$2,355,927	$2,315,675

Qufu Shengwang acquired land use rights in February 2008 valued at $2,315,675. The land use right grants Qufu Shengwang rights to use certain properties located in China until March 14, 2054.  For the three month period ended July 31, 2008 and the 2008 Period, amortization expense amounted to $12,792 and $0, respectively.

NOTE 5-INCOME TAX

Qufu Shengwang accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" “SFAS 109”. SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards.  SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

The operations of Qufu Shengwang are governed by the Income Tax Law of the People’s Republic of China concerning Foreign Investment Enterprises and Foreign Enterprises and local income tax laws (the “PRC Income Tax Law”).  Pursuant to the PRC Income Tax Law, wholly-owned foreign enterprises are subject to tax at a statutory rate of 25%.

Qufu Shenwang as a foreign invested entity in the PRC is entitled to a tax abatement for two years subsequent to their establishment under PRC Income Tax Law. Accordingly, Qufu Shenwang has not provided for any income taxes for the 2008 period and the three months ended July 31, 2008.

Qufu Shengwang may apply tax losses to future periods when income would be generated. Under PRC Income Tax Law NOL’s may be used for a period of 5 years from the date the NOL’s are generated. The total net operating losses (NOL’s) as of July 31, 2008 and April 30, 2008 is approximately $47,600 and $20,000 respectively. Accordingly, Qufu Shengwang has recorded a deferred tax asset of approximately $12,000 and $5,000 as of July 31, 2008 and April 30, 2008, respectively, to reflect the benefit of these NOL’s at the prevailing PRC income tax rate for the respective dates then ended.  These deferred tax assets have been fully reserved as of the respective dates then ended and are reflected at $-0- as of July 31, 2008 and April 30, 2008, respectively, until such time as Qufu Shengwang achieves profitable operations.

NOTE 6-RELATED PARTY TRANSACTIONS

On February 20, 2008, Shandong Group entered into an agreement with Korea Stevia whereby Korea Stevia guaranteed the value of certain inventory it contributed to the capital of Qufu Shengwang in connection with its organization. The inventory guarantee agreement provides that in the event Qufu Shengwang is unable to sell the inventory Korea Stevia contributed to Qufu Shengwang or the sale price of such inventory is less than $362,782 (the “Guarantee Amount”), Korea Stevia will pay Qufu Shengwang the difference between the sales amount and the Guarantee Amount. Korea Stevia owns a 40% interest in Qufu Shengwang.

NOTE 6-SUBSEQUENT EVENTS

As previously disclosed, on June 30, 2008, QuFu Natural Green Engineering Co., Ltd., (“Qufu Natural Green”) a wholly owned subsidiary of Sunwin International Neutraceuticals, Inc. ("Sunwin" or the “Company”) entered into an Acquisition Agreement (the “Acquisition Agreement”) with Qufu Shengwang Stevia Biology and Science Co., Ltd., (“Qufu Shengwang”) and its shareholder Shandong Shengwang Group Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (“Shandong Group”).

QUFU SHENGWANG STEVIA BIOLOGY AND SCIENCE CO., LTD.
NOTES TO FINANCIAL STATEMENTS - Continued

Under the terms of the Agreement, Qufu Natural Green agreed to acquire Shandong Group’s 60% interest in Qufu Shengwang for a price of $7,016,200 payable in cash at closing (the “Qufu Shengwang Acquisition”). Shandong Group is owned by Laiwang Zhang, the Company’s president and its chairman of the board of directors. The purchase price under the Agreement represents 60% of the value of the net tangible assets of Qufu Shengwang of $11,693,666, as of April 30, 2008.

As previously disclosed, on September 2, 2008, Qufu Natural Green amended its June 30, 2008 Acquisition Agreement (the “Amendment to Acquisition Agreement”) with Qufu Shengwang and Shandong Group. Under the terms of the Amendment to Acquisition Agreement, Qufu Natural Green agreed to acquire Shandong Group's 60% interest in Qufu Shengwang for $6,200,413 payable in cash at closing. The purchase price represented 60% of the revised value of the net tangible assets of Qufu Shengwang of $10,334,022 as of April 30, 2008.  Qufu Shengwang's net tangible assets were reduced from $11,693,666 to $10,334,022 as a result of the application of generally accepted accounting principles in the United States (“U.S. GAAP”) which required the elimination of the difference between the fair market value and cost basis of the land use rights recorded by Qufu Shengwang in its financial statements prior to completion of an audit of its financial statements as of April 30, 2008.

On November 18, 2008, Qufu Natural Green amended the June 30, 2008 Agreement with Qufu Shengwang and its shareholder, Shandong Group (the “Second Amendment to Acquisition Agreement”). Under the terms of the Second Amendment to Acquisition Agreement, Qufu Natural Green agreed to acquire Shandong Group's 60% interest in Qufu Shengwang for $4,026,851. The purchase price represents 60% of the revised value of the net assets of Qufu Shengwang of $6,711,418 as of April 30, 2008.  The net assets of Qufu Shengwang were further revised to account for a $698,115 decrease in the value of inventory and a $2,924,489 decrease in the value of intangible assets as of April 30, 2008.

As previously disclosed, on June 30, 2008 the Company entered into a Stock Sale and Purchase Agreement (“Stock Sale Agreement”) with Shandong Group to purchase up to 29,000,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) at a price of $.25 per share upon completion of the Qufu Shengwang Acquisition (the “Stock Sale Agreement”).

As previously disclosed, as a result of the Amendment to Acquisition Agreement, on September 2, 2008, the Company entered into an Amendment to the Stock Sale Agreement to sell up to 29,525,776 shares of Common Stock to Shandong Group at a price of $.21 per share upon completion of the Qufu Shengwang Acquisition (the “Amendment to Stock Sale Agreement”).  In addition, the Amendment to Stock Sale Agreement provides that in the event Qufu Shengwang does not earn a minimum of $5,000,000 in net income as determined in accordance with U.S. GAAP (the "Target Amount") over a period of 36 consecutive months beginning the first day of the month following the closing of the Qufu Shengwang Acquisition (the "Earnings Target Period"), Shandong Group is obligated to return a number of Shares equal to an amount computed by multiplying (i) a fraction, the numerator of which is the Target Amount less the amount of Qufu Shengwang's net income earned over the Earnings Target Period and the denominator is the Target Amount; by (ii) the number of Shares Stock purchased by Shandong Group under the Stock Sale Agreement.

As a result of the Second Amendment to Acquisition Agreement, on November 18, 2008 the Company entered into a second amendment to the Stock Sale Agreement to reduce the total number of Shares to be purchased by Shandong Group from 29,525,776 to 19,175,480 at a price of $.21 per share (the “Second Amendment to Stock Sale Agreement”). As a result of the Second Amendment to Stock Sale Agreement, the Company will cancel 10,350,296 Shares issued to Shandong Group and refund to Shandong Group $2,173,562 reflecting the difference between the purchase price of $6,200,413 under the Amendment to Stock Sale Agreement and the purchase price of $4,026,851 for the Shares under the Second Amendment to the Stock Sale Agreement.  The 19,175,480 shares of Common Stock purchased by Shandong Group represents approximately 22% of the issued and outstanding shares of common stock of the Company prior to the transaction.

NOTE 8 - OPERATING RISK

(a) Country risk

Revenues are primarily derived from the manufacture and sale of magnesium in the People’s Republic of China ("PRC"). Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on the financial condition of Qufu Shengwang.

QUFU SHENGWANG STEVIA BIOLOGY AND SCIENCE CO., LTD.
NOTES TO FINANCIAL STATEMENTS - Continued

(b) Products risk

In addition to competing with other companies, Qufu Shengwang could have to compete with larger U.S. companies who have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel if access is allowed into the PRC market. If U.S. companies do gain access to the PRC markets, they may be able to offer products at a lower price.  There can be no assurance that Qufu Shengwang will remain competitive should this occur.

(c) Exchange risk

Qufu Shengwang cannot guarantee that the current exchange rate will remain steady, therefore there is a possibility that Qufu Shengwang could post the same amount of profit for two comparable periods and because of a fluctuating exchange rate actually post higher or lower profit depending on exchange rate of the RMB converted to U.S. dollars on that date.  The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

(d) Political risk

Currently, PRC is in a period of growth and is openly promoting business development in order to bring more business into PRC.  Additionally PRC allows a Chinese corporation to be owned by a United States corporation.  If the laws or regulations are changed by the PRC government, Qufu Shengwang’s ability to operate the PRC subsidiaries could be affected.

(e) Key personnel risk

Qufu Shengwang future success depends on the continued services of its general manager, Jeong Ill-Hwan.  . The loss of any of their services would be detrimental to Qufu Shengwang and could have an adverse effect on business development.  Future success is also dependent on the ability to identify, hire, train and retain other qualified managerial and other employees.  Competition for these individuals is intense and increasing.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
JULY 31, 2008 AND APRIL 30, 2008

The unaudited pro forma Combined financial statements are presented to illustrate the estimated effects of Sunwin International Neutraceuticals, Inc. having entered into a purchase agreement with Qufu Shengwang Stevia Biology and Science Co., Ltd. On June 30, 2008, QuFu Natural Green Engineering Co., Ltd., (“Qufu Natural Green”) a wholly owned subsidiary of Sunwin International Neutraceuticals, Inc. (the “Company”) entered into an Acquisition Agreement (the “Acquisition Agreement”) with Qufu Shengwang Stevia Biology and Science Co., Ltd., (“Qufu Shengwang”) and its shareholder Shandong Shengwang Group Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (“Shandong Group”). Under the terms of the Agreement, Qufu Natural Green agreed to acquire Shandong Group’s 60% interest in Qufu Shengwang for a price of $7,016,200 payable in cash at closing (the “Qufu Shengwang Acquisition”). Shandong Group is owned by Laiwang Zhang, the Company’s president and its chairman of the board of directors. The purchase price under the Agreement represents 60% of the value of the net tangible assets of Qufu Shengwang of $11,693,666, as of April 30, 2008.

Amendment to Acquisition Agreement

On September 2, 2008, Qufu Natural Green amended its June 30, 2008 Acquisition Agreement (the “Amendment to Acquisition Agreement”) with Qufu Shengwang and its 60% shareholder, Shandong Group. Under the terms of the Amendment to Acquisition Agreement, Qufu Natural Green agreed to acquire Shandong Group's 60% interest in Qufu Shengwang for $6,200,413 payable in cash at closing. The purchase price represents 60% of the revised value of the net tangible assets of Qufu Shengwang of $10,334,022 as of April 30, 2008.  Qufu Shengwang's net assets were reduced from $11,693,666 to $10,334,022 as a result of the application of generally accepted accounting principles in the United States (“U.S. GAAP”) which required the elimination of the difference between the fair market value and cost basis of the land use rights recorded by Qufu Shengwang in its financial statements prior to completion of an audit of its financial statements as of April 30, 2008.

Second Amendment to Acquisition Agreement

On November 18, 2008, Qufu Natural Green amended the June 30, 2008 Acquisition Agreement with Qufu Shengwang and its shareholder, Shandong Group (the “Second Amendment to Acquisition Agreement”). Under the terms of the Second Amendment to Acquisition Agreement, Qufu Natural Green agreed to acquire Shandong Group's 60% interest in Qufu Shengwang for $4,026,851. The purchase price represents 60% of the revised value of the net assets of Qufu Shengwang of $6,711,418 as of April 30, 2008.  The net assets of Qufu Shengwang were revised to account for a $698,115 decrease in the value of inventory and a $2,924,489 decrease in the value of intangible assets as of April 30, 2008.

Stock Sale Agreement

On June 30, 2008, the Company entered into a Stock Sale and Purchase Agreement with Shandong Group to purchase up to 29,000,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) at a price of $.25 per share upon completion of the Qufu Shengwang Acquisition (the “Stock Sale Agreement”).

Amendment to Stock Sale Agreement

As a result of the Amendment to Acquisition Agreement, on September 2, 2008, the Company entered into an Amendment to the Stock Sale Agreement to sell up to 29,525,776 shares of the Company’s Common Stock to Shandong Group at a price of $.21 per share upon completion of the Qufu Shengwang Acquisition (the “Amendment to Stock Sale Agreement”).  In addition, the Amendment to Stock Sale Agreement provides that in the event Qufu Shengwang does not earn a minimum of $5,000,000 in net income as determined in accordance with U.S. GAAP (the "Target Amount") over a period of 36 consecutive months beginning the first day of the month following the closing of the stock purchase (the "Earnings Target Period"), Shandong Group shall be obligated to return a number of shares of common stock equal to an amount computed by multiplying (i) a fraction, the numerator of which is the Target Amount less the amount of Qufu Shengwang's net income earned over the Earnings Target Period and the denominator is the Target Amount; by (ii) the number of shares of Common Stock purchased by Shandong Group under the Stock Sale Agreement.

Second Amendment to Stock Sale Agreement

As a result of the Second Amendment to Acquisition Agreement, on November 18, 2008 the Company entered into a second amendment to the Stock Sale Agreement to reduce the total number of shares of the Company’s Common Stock to be purchased by

Shandong Group from 29,525,776 to 19,175,480 at a price of $.21 per share (the “Second Amendment to Stock Sale Agreement”). As a result of the Second Amendment to Stock Sale Agreement, the Company will cancel 10,350,296 shares of its Common Stock issued to Shandong Shengwang and refund from Shandong Shengwang $2,173,562 reflecting the difference between the purchase price of $6,200,413 under the Amendment to Stock Sale Agreement and the purchase price of $4,026,851 for the shares of Common Stock under the Second Amendment to the Stock Sale Agreement.  The 19,175,480 shares of Common Stock purchased by Shandong Group represents approximately 22% of the issued and outstanding shares of common stock of the Company prior to the transaction.

    Qufu Shengwang Stevia Biology and Science Co., Ltd. (“Qufu Shengwang”) is a Chinese limited liability company formed in August 2007 as a foreign invested entity by Shandong Group and Korea Stevia Co., Ltd. (“Korea Stevia”). Qufu Shengwang manufactures, sells and distributes stevioside based animal feed additives and fertilizers.  Stevioside is a 100% natural sweetener extracted from the leaves of the stevia rebaudiana plant, a green herb plant of the Aster/Chrysanthemum family.  Qufu Shengwang sells products in the provinces of Shandong, Heilongjia, and Liaoning in China to farmers of vegetables, fruits, flowers, and livestock.

Qufu Shengwang Stevia Biology and Science Co., Ltd reported net revenues of $98,022 and $0, as of July 31, 2008 and April 30, 2008, respectively, and a net loss of $26,697 and $20,388 as of July 31, 2008 and April 30, 2008, respectively.

 The unaudited pro forma condensed balance sheet combines the balance sheets of the Company and Qufu Shengwang as of July 31, 2008, and gives pro forma effect to the Qufu Shengwang Acquisition and the Company's sale of the Shares pursuant to the Stock Sale Agreement as if they had occurred on July 31, 2008. The pro forma statement of operations combines the operations of the Company and Qufu Shengwang for the three months ended July 31, 2008 and for the fiscal year ended April 30, 2008 assumes that the acquisition of the 60% equity interest in Qufu Shengwang has occurred as of the reported periods. The Unaudited pro forma combined condensed financial statements are based upon the historical financial statements of the Company and Qufu Shengwang after considering the effect of the adjustments described in the footnotes that follow.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition of Qufu Shengwang by the Company occurred as of the periods presented, or during the operational periods presented, nor is it necessarily indicative of the future financial position or operating results.

These pro forma financial statements should be read in conjunction with the audited historical financial statements of the Company, and the related financial statements for Qufu Shengwang included in this Form 8-K/A.

A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying pro forma financial statements based on available information. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. These pro forma adjustments represent the Company’s preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the pro forma financial statements are subject to change, and the final amounts may differ substantially.

The accompanying unaudited pro forma combined financial statements do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of the Company and the operations of Qufu Shengwang. Further, actual results may be different from these unaudited pro forma combined financial statements.

SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC. AND SUBSIDIARIES
PRO FORMA COMBINED BALANCE SHEETS
July 31, 2008
(Unaudited)

	Sunwin	Qufu	Pro forma		Sunwin
	International	Shengwang	Adjustments	Footnotes*	International
ASSETS

CURRENT ASSETS:
Cash	$7,660,694	$491,706	$(4,026,851)	(1)	$8,152,400
			4,026,851	(3)
Accounts receivable	3,808,388	7,860			3,816,248
Inventories, net	5,013,694	750,536			5,764,230
Prepaid expenses and other assets	349,802	-			349,802
Consumption taxes receivable	-	36,976			36,976
Total Current Assets	16,832,578	1,287,078	-		18,119,656
					-
PROPERTY AND EQUIPMENT	14,188,808	3,424,928			17,613,736
INVESTMENT IN SUBSIDIARY	-	-	4,026,851	(1)	-
			(4,026,851)	(2)
INTANGIBLE ASSETS	-	2,355,927	-		2,355,927
Total Assets	$31,021,386	$7,067,933	$-		$38,089,319

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Note payable	$100,000	$-	$-		$100,000
Accounts payable and accrued expenses	2,757,071	229,381			2,986,452
Advances from customers	5,108	-			5,108
Taxes payable	85,604	-			85,604
Due to related party	431,477	-			431,477
Total Current Liabilities	3,379,260	229,381	-		3,608,641

OTHER PAYABLES	157,747	-	-		157,747
Total Liabilities	3,537,007	229,381	-		3,766,388

Minority Interest:	-	-	2,735,421	(2)	2,735,421

STOCKHOLDERS' EQUITY:
Preferred stock ($.001 Par Value; 1,000,000 shares authorized;
No shares issued and outstanding)	-	-			-
Common stock ($.001 Par Value; 200,000,000 shares authorized;	87,007	-	19,175	(3)	106,182
87,006,936 shares issued and outstanding at July 31, 2008)
Additional paid-in capital	17,341,814	6,356,442	(6,356,442)	(2)	21,425,770
			76,280	(2)
			4,007,676	(3)

Retained earnings	6,623,553	(47,085)	47,085	(2)	6,623,553
Deferred compensation
Subscription receivable	(372,900)	-			(372,900)
Other comprehensive income - foreign currency	3,804,905	529,195	(529,195)	(2)	3,804,905
Total Stockholders' Equity	27,484,379	6,838,552	(2,735,421)		31,587,510

Total Liabilities and Stockholders' Equity	$31,021,386	$7,067,933	$-		$38,089,319

*Footnotes refer to proforma adjusting journal entries set forth below.

SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC. AND SUBSIDIARIES
PRO FORMA COMBINED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended
	July 31, 2008

	Sunwin International	Qufu Shengwang	Pro forma Adjustments		Sunwin International Pro-forma

NET REVENUES	$6,227,872	$98,022	$-		$6,325,894
COST OF REVENUES	4,717,667	63,398	-		4,781,065
GROSS PROFIT	1,510,205	34,624	-		1,544,829

OPERATING EXPENSES:
Stock-based consulting expense	123,748	-	-		123,748
Selling expenses	459,336	7,166	-		466,502
General and administrative	568,168	55,189	-		623,357
Total Operating Expenses	1,151,252	62,355	-		1,213,607

INCOME (LOSS) FROM OPERATIONS	358,953	(27,731)	-		331,222

OTHER INCOME :
Other income	240	-	-		240
Interest income	12,611	1,034	-		13,645
Total Other Income	12,851	1,034	-		13,885

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	371,804	(26,697)	-		345,107

INCOME TAXES	(74,170)	-	-		(74,170)

INCOME (LOSS) BEFORE MINORITY INTEREST	297,634	(26,697)	-		270,937

MINORITY INTEREST	-	-	10,679	(5)	10,679

NET INCOME (LOSS)	297,634	(26,697)	10,679	(5)	281,616

OTHER COMPREHENSIVE INCOME:
Unrealized foreign currency translation gain	615,112	153,831	-		768,943

COMPREHENSIVE INCOME	$912,746	$127,134	$10,679	(5)	$1,050,559

NET INCOME PER COMMON SHARE - BASIC AND DILUTED:
Net income (loss) per common share - basic	$0.00				$0.00
Net income (loss) per common share - diluted	$0.00				$0.00

Weighted Common Shares Outstanding - basic	87,006,936				106,182,416	(6)
Weighted Common Shares Outstanding - diluted	87,006,936				106,182,416	(6)

SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC. AND SUBSIDIARIES
PRO FORMA COMBINED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Year Ended April 30, 2008	For the Period From August 20, 2007 (Inception) to April 30, 2008			For the Year Ended April 30, 2008

	Sunwin International	Qufu Shengwang	Pro forma Adjustments		Sunwin International Pro forma

NET REVENUES	$22,932,222	$-	$-		$22,932,222
COST OF REVENUES	16,846,679	-	-		16,846,679
GROSS PROFIT	6,085,543	-	-		6,085,543

OPERATING EXPENSES:
Stock-based consulting expense	1,085,129	-	-		1,085,129
Selling expenses	2,483,177	2,388	-		2,485,565
General and administrative	2,499,794	20,502	-		2,520,296
Total Operating Expenses	6,068,100	22,890	-		6,090,990

INCOME (LOSS) FROM OPERATIONS	17,443	(22,890)	-		(5,447)

OTHER INCOME :
Other income	6,488	-	-		6,488
Interest income	80,330	2,502	-		82,832
Total Other Income	86,818	2,502	-		89,320

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	104,261	(20,388)	-		83,873

INCOME TAXES	(101,682)	-			(101,682)

INCOME (LOSS) BEFORE MINORITY INTEREST	2,579	(20,388)	-		(17,809)

MINORITY INTEREST	-	-	8,155	(4)	8,155

NET INCOME (LOSS)	2,579	(20,388)	8,155	(4)	(9,654)

OTHER COMPREHENSIVE INCOME:
Unrealized foreign currency translation gain	2,406,398	375,364	-		2,781,762

COMPREHENSIVE INCOME	$2,408,977	$354,976	$8,155	(4)	$2,772,108

NET INCOME PER COMMON SHARE-BASIC AND DILUTED:

Net income (loss) per common share - basic	$0.00				$(0.00)
Net income (loss) per common share - diluted	$0.00				$(0.00)

Weighted Common Shares Outstanding - basic	86,821,905				105,997,385 (6)
Weighted Common Shares Outstanding - diluted	86,821,905				105,997,385 (6)

SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC. AND SUBSIDIARIES
Pro forma Ajusting Journal Entries
July 31, 2008
	(Amounts in Dollars)	Dr.	Cr.

(1)	Investment in Qufu Shengwang	4,026,851
	Cash		4,026,851
	(Investment in Qufu Shengwang)

(2)	APIC - Qufu Shengwang	6,356,442
	Other Comprehensive - Qufu Shengwang	529,195
	APIC - Sunwin		76,280
	Investment in Qufu Shengwang		4,026,851
	Minority Interest in Qufu Shengwang		2,735,421
	Retained Earnings - Qufu Shengwang		47,085
	(To eliminate equity in new subsidiary Qufu Shengwang. Additional equity to Sunwin due to acquisition of Qufu Shengwang assets as of June 30, 2008 based on April 30, 2008 net assets.)

(3)	Cash	4,026,851
	Common Stock		19,175
	APIC		4,007,676
	(To reflect purchase of Common Stock of Sunwin by Shandong Group.)

(4)	To account for minority interest in Qufu Shengwang for the period August 20, 2007 to April 30, 2008.

(5)	To account for minority interest in Qufu Shengwang for the three months ended July 31, 2008.

(6)	Includes 19,175,480 shares of the Company's Common Stock issued in connection with the acquisition of a 60% interest in Qufu Shengwang.